Exhibit 99

Environmental Power Corporation's Microgy Subsidiary Reports
Additional Digester Project Agreement; Backlog Now at $8.7 Million

    PORTSMOUTH, N.H.--(BUSINESS WIRE)--Jan. 30, 2004--Environmental Power Corporation (OTCBB: POWR) announced that its subsidiary, Microgy Cogeneration Systems, Inc., has executed an agreement under which Daley Farms Dairy, LLC will purchase a Microgy digester system to generate renewable energy by processing manure produced at its dairy operations in Pine Island, Minnesota. With the execution of this agreement, Microgy has increased its backlog of documented transactions to $8.7 million.
    Environmental Power is a leader in resource management and energy production serving multiple socially responsible markets. Microgy, its wholly owned subsidiary, owns a license to a proprietary technology to efficiently convert manure and food industry wastes into biogas, thereby providing a waste management solution with the potential to pay for itself by producing renewable energy and other residual products valuable to farmers and growers.
    As with earlier agreements with several Wisconsin farms, the Daley Farms agreement is part of Microgy's continuing efforts under its relationship with Dairyland Power Cooperative, whose Board of Directors has approved the Daley Farms project. Microgy's agreement with Daley Farms also provides Microgy with the right to operate and maintain the digester for the duration of its operational life.
    Andy Livingston, Microgy's President, stated, "The execution of the agreement with Daley Farms not only demonstrates our continuing success in the execution of our business plan, but particularly excites us because it is our first entry into Minnesota, which we believe will be an important market for our technology."

    ABOUT ENVIRONMENTAL POWER CORPORATION

    Environmental Power Corporation (OTCBB: POWR) is an entrepreneurial energy company established in 1982 with annual revenues in excess of $50 million. The company focuses on environmentally sound power generation and anaerobic digestion systems. For more information visit the company's web site at www.environmentalpower.com

    CAUTIONARY STATEMENT

    The Private Securities Litigation Reform Act of 1995 (the "Act") provides a "safe harbor" for forward-looking statements. Certain statements contained in this press release such as statements concerning planned manure-to-energy systems, our sales pipeline, our backlog, our projected sales and financial performance, statements containing the words "expects," "estimates," "anticipates," "believes," "projects" and variations thereof, and other statements contained in this press release regarding matters that are not historical facts are forward looking statements as such term is defined in the Act. Because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties involving development stage companies, uncertainties regarding project financing, the lack of binding commitments and the need to negotiate and execute definitive agreements for the construction and financing of projects, financing and cash flow requirements and uncertainties, difficulties involved in developing and executing on a business plan, difficulties and uncertainties regarding acquisitions, technological uncertainties, risks relating to managing and integrating acquired businesses, unpredictable developments (including plant outages and repair requirements), the difficulty of estimating construction, development, repair and maintenance costs and timeframes, the uncertainties involved in estimating insurance and implied warranty recoveries, if any, the inability to predict the course or outcome of any negotiations with parties involved with Environmental Power's or Microgy's projects, uncertainties relating to general economic and industry conditions, the amount and rate of growth in expenses, uncertainties relating to government and regulatory policies, the legal environment, intellectual property issues, the competitive environment in which Environmental Power and Microgy operate and other factors, including those described in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, as well as other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date that they are made. Environmental Power undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

    CONTACT: Environmental Power Corporation
             Investor Contact:
             Kam Tejwani, 603-431-1780
             ktejwani@environmentalpower.com
             or
             Media Contact:
             Kate Dolan, 603-431-1780
             kdolan@environmentalpower.com